Exhibit 99.1

EGPI FIRECREEK, INC. APPOINTS RUPERT C. JOHNSON TO

THE BOARD OF DIRECTORS

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--October 6, 2005--EGPI Firecreek Inc. (OTCBB: EFCR - News) is pleased to announce today its appointment of Rupert C. Johnson to the Board of Directors of the Company.

Rupert C. Johnson is the senior partner and head of Tirion Group, Inc. leading a team of professionals engaged in business processes in the Resources Sector, with its concentration towards Oil and Metals in production and marketing related activities.

Tirion has assisted the Registrants Strategic operations, corporate objectives, and provided funding of USD 4 million to date.

Mr. Johnson has extensive experience in Consulting and Investments through his business interests in resources and trading. He has developed projects in oil products in the Middle East, Southern Africa and Central Europe. Mr. Johnson’s concentration is towards cash producing investment, working with investment funds and other sources of finance.  He has work relationships with several oil, mining and trading entities. Mr. Johnson holds small interests in certain trading and mining ventures.

Mr. Johnson was formerly founding CEO and largest private shareholder of a trading and investment business involved in the oil, chemical and metal, and agricultural sectors in the Sub Saharan African continent known as the EXTRADE Group. The Groups base was mainly operated from Cape Town and Johannesburg for the African Region and internationally from the UK and Switzerland The group developed substantial trade and supportive investments in petroleum in refining, storage and retail, storage and land investments in Agriculture The group also developed partnerships with multi-national associated business entities based in several African countries, Singapore, Germany, Switzerland, Argentina and Brazil, Black Sea countries and in the middle East. The group which commenced business in 1985, was, prior to its dissolution commencing in 2001/2, one of the largest privately owned businesses in the Southern African region employing over 1000 staff and assets in excess of $100 million. Several of the unbundled businesses remain today in controlling roles in their activities in certain regions in the Sub Saharan continent.

EGPI Firecreek’s Chairman Dennis R. Alexander stated, “We are certainly pleased at the Boards decision, and welcome Mr. Johnson to the Company. We view this as a positive action toward planning, oversight, and assistance in the ongoing development of the Company.”

EGPI Firecreek’s President John R. Taylor stated, “With Mr. Johnsons vast experience in the oil and gas sector in various countries Firecreek is now preparing for business in, we look forward to his strategic assistance as we step toward growth for the Company.”

EGPI Firecreek Inc., through its Firecreek unit, is focused on oil production with an emphasis on acquiring existing oil fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories on an international basis.

For more information about EGPI Firecreek Inc. go to:

    Firecreek Petroleum:

    www.firecreek.us

    InterOilGas:

    www.interoilgas.com

    David Christian

    http://davidchristian.us/bio.asp

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; and (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EGPI Firecreek Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek's filings with the Securities and Exchange Commission.

Contact:

     Firecreek Petroleum Inc.

     George "Bud" Faulder, 817-732-5949

     (Shareholder Relations)

     bud@firecreek.us

Source: EGPI Firecreek Inc.